Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-273802, 333-270522, 333-263638, 333-258865, 333-254320, 333-249884, 333-224137, 333-237406 and 333-230559) and Form S-3 (Nos. 333-269707, 333-264773, and 333-248971) of Cogent Biosciences, Inc. of our report dated February 26, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 26, 2024